EXHIBIT 10.17

                           PURCHASE AND SALE AGREEMENT




                          Remington Arms Company, Inc.


                                       to


                              Desa Industries, Inc.






                    Subject: Remington's Power Tool Business

         INDEX*


ARTICLE I         -        SALE AND PURCHASE

ARTICLE II        -        REPRESENTATIONS AND WARRANTIES OF REMINGTON

ARTICLE III       -        REPRESENTATIONS AND WARRANTIES OF DESA

ARTICLE IV        -        COVENANT NOT TO MAKE OR SELL

ARTICLE V         -        PRODUCT SUPPLY AND EXPORT SALES AGREEMENTS

ARTICLE VI        -        HARD COATED SAW CHAIN DEVELOPMENT

ARTICLE VII       -        USE OF EXISTING SUPPLIES

ARTICLE VIII      -        PERSONNEL

ARTICLE IX        -        USE OF TRADEMARKS AND TRADENAMES

ARTICLE X         -        RECORDS AND WITNESSES

ARTICLE XI        -        CONDITIONS PRECEDENT TO CLOSING

ARTICLE XII       -        PAYMENT OF COSTS

ARTICLE XIII      -        WAIVER OF CONDITIONS

ARTICLE XIV       -        CONFIRMING DOCUMENTS

ARTICLE XV        -        DAMAGE, DELAY OR DESTRUCTION BEFORE CLOSING

ARTICLE XVI       -        ASSIGNMENT BY DESA

ARTICLE XVII      -        SURVIVAL, MODIFICATION AND ENTIRETY

ARTICLE XVIII     -        NOTICE

ARTICLE XIX       -        MULTIPLE ORIGINALS

--------
* The captions set forth below are for convenience only and are not to be considered in the construction of any provisions of this Agreement.



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SCHEDULE A-1 THRU A-2       -       REAL PROPERTIES AND BUILDINGS

SCHEDULE B-1 THRU B-4       -       PERSONAL PROPERTIES

SCHEDULE C-1 THRU C-11      -       PROPRIETARY RIGHTS

SCHEDULE D                  -       PROPERTIES AND ASSETS NOT A PART OF
                                    SUBJECT ASSETS

SCHEDULE E                  -       PRODUCTS SUBJECT TO REMINGTON'S
                                    COVENANT NOT TO MAKE OR SELL

EXHIBIT A                   -        NOTE

EXHIBIT B                   -        PRODUCT SUPPLY AGREEMENT

EXHIBIT C                   -        PERSONNEL PROCEDURES


                                      -ii-

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                                  United States

                           PURCHASE AND SALE AGREEMENT

         THIS AGREEMENT, made and entered into as of this 18th day of July, 1969, by and between REMINGTON ARMS COMPANY, INC., a Delaware corporation ("Remington"), and DESA INDUSTRIES, INC., a Delaware corporation ("Desa"),

                              W I T N E S S E T H:

         WHEREAS, Remington, through its Power Tool Department, has been and is engaged in the business of manufacturing certain products at a plant located at Park Forest, Illinois; and

         WHEREAS, Remington desires to sell and Desa is willing to purchase the business and certain properties and assets of Remington's Power Tool Department (the "Department") located in or relating to the business of the Department in the United States, in consideration of the payment of the purchase price hereinafter referred to, all upon the terms and conditions set forth in this Agreement; and

         WHEREAS, simultaneously with the execution and delivery of this Agreement, Remington Arms of Canada, Limited, a Canadian corporation, and Desa are entering into an agreement for the sale by Remington Arms of Canada, Limited and the purchase by Desa of the business and certain properties and assets of Remington Arms of Canada, Limited's Power Tool Department located in or relating to the business of such Department in Canada;

         NOW, THEREFORE, Remington and Desa agree as follows:

                          ARTICLE I - SALE AND PURCHASE

         1. Subject to the terms, provisions and conditions contained in this Agreement, and on the basis of the representations, warranties, covenants and agreements hereinafter set



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forth,  Remington  agrees to sell,  assign,  transfer and deliver to Desa on the
Closing Date (as hereinafter defined), and Desa agrees to purchase and accept the assignment, transfer and delivery from Remington on the Closing Date, by appropriate instruments and documents of transfer, all of the following defined properties and assets relating to or used in the business of the Department in the United States as of May 31, 1969, which properties and assets, together with additions thereto and deletions therefrom from and after May 31, 1969 to and including the Closing Date not inconsistent with this Agreement, are hereinafter called the "Subject Assets";

                  (A) All right, title and interest in and to the "Real Properties and Buildings" (as hereinafter defined);

                  (B) All right, title and interest in and to the "Personal Properties" (as hereinafter defined); and

                  (C) All right, title and interest in and to the "Proprietary Rights" (as hereinafter defined).

         The term "Real Properties and Buildings" as used in this Agreement shall mean all land, buildings and improvements located at the Park Forest plant site of Remington, as described or listed in the following schedules attached to this Agreement;
                  Schedule A-1 - Description of Land to be conveyed by Remington to Desa, and

                  Schedule A-2 - Description of Buildings and Improvements to be Conveyed by Remington to Desa.

         The term "Personal Properties" as used in this Agreement shall mean all of the

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following assets:

         (1) equipment and machinery, inventories (raw material, work-in-process and finished goods), supplies, accounts and notes receivable, prepaid items, deposits, books and records, customer lists, tools, jigs, patterns, fixtures, dies, vehicles, furniture, and all contracts and contractual rights of any kind or description relating to, or used in the business of, the Department, regardless of whether reflected in the financial statements or shown on the books of Remington, as described or listed in the following schedules. Schedules B-1, B-2, B-3 and B-4 have been furnished to Desa.

                           Schedule   B-1  -  List   of   Equipment,   including
                  manufacturing equipment, technical equipment, furniture and fixtures, and transportation equipment, as shown on IBM printouts for period ending May 31, 1969,

                           Schedule  B-1 - List of  inventories,  including  raw
                  materials, work-in-process and finished goods, as shown on IBM printouts dated May 31, 1969,

                           Schedule  B-3  -  List  of  Other  Assets,  including
                  accounts and notes receivable, prepaid expenses, and cashier's fund, and

                           Schedule  B-4 -  List  of  Contracts,  customers  and
                  suppliers.

         (2) all other properties and assets (including, but without limitation, cash generated and not expended from and after May 31, 1969 to and including the Closing Date, and customers lists), which are not Proprietary Rights, primarily relating to, or used in the business of, the Department at the Park Forest, Illinois plant site, regardless of whether reflected in the financial statements or shown on the books of Remington, and which are not listed on Schedules A-1 and A-2 or B-1 through B-4 to this Agreement.

         The term "Proprietary Rights" as used in this Agreement shall mean all designs, drawings, patents, trademarks, trade names, trade secrets, copyrights, and applications, registrations and licenses with respect thereto, relating primarily to, or used in the business of, the Department, regardless of whether reflected in the financial statements or shown on the books of Remington. All such patents, trademarks, applications, registrations and licenses are listed in the following schedules, which schedules have been furnished to Desa:

         C-1      Patents to be Assigned to Desa by Remington,

         C-2 Patents to be Assigned to Desa, with Remington Reserving Non-exclusive License,

         C-3 Patents to be Retained by Remington, Subject to Non-exclusive License to Desa,

         C-4 Patent Agreements Under Which Royalties Are due Remington to be Assigned to Desa,

         C-5 Patent Agreements Under Which Remington Is Obligated to Pay Royalties to be Assigned to Desa,

         C-6 Miscellaneous Patent and Trademark Agreements to be Assigned to Desa,

         C-7      Trademark Applications for "REMINGTON" to be Assigned to Desa,

         C-8      Trademark  Registrations  for  "REMINGTON"  to be  Assigned to
                  Desa,

         C-9      Miscellaneous Trademark Registrations to be Assigned to Desa,

         C-10     Foreign Trademark Registrations to be Licensed to Desa, and

         C-11     Foreign Trademark Registrations to be Assigned to Desa.

         There have been delivered to Desa copies of the patent and trademark agreements identified in Schedules C-4, C-5 and C-6 and of the trademark application identified in Schedule C-7, and Desa acknowledges receipt thereof.

         Notwithstanding any provision of this Agreement, the Subject Assets shall not include (i) any properties and assets relating to, or used in the business of, the Power Tool Department of Remington Arms of Canada, Limited,
(ii) any right or claim of Remington to any refund of taxes or insurance paid in respect of any period ending on or prior to May 31, 1969, and (iii) any properties and assets relating to abrasive products, power loads, industrial shells, or other products as described or listed in Schedule D attached to this Agreement, other than inventory of the Department of power loads and industrial shells.

         2. For the purpose of determining the purchase price to be paid by or on behalf of Desa for the Subject Assets to be sold, assigned, transferred and delivered by Remington hereunder,

                  (A) A physical inventory of the inventory classifications listed on Schedule B-2 was conducted as of the close of business on May 31, 1969 by Remington (and observed by Price Waterhouse & Co., independent accounts for Remington), and Remington has prepared and delivered to Desa a report (the "Department's Report") which states separately by class or category of assets the gross book value of the Subject Assets on the Department's books as of the close of business on May 31, 1969, less, by each such class or category, any and all allowances for doubtful accounts, inventory reserves, writeoffs and writedowns (if any), reserves for depreciation and amortization, and the amount of any liens, mortgages or other encumbrances (the "Department's Agreed Book Value"). The Department's Report has been prepared, and all figures therein determined, in accordance with those accounting principles customarily employed by Remington in the keeping and maintenance of the books and records of the Department and on a consistent basis with those applied in the preparation of the unaudited financial statements referred to in
         Article II, Section 6 and related data delivered to or to be delivered by Remington to Desa under this Agreement; all determinations of inventories have been based upon the physical inventory taken as of May 31, 1969; and depreciation and amortization have been computed on the same basis and at the same rates as those employed in the preparation of the unaudited financial statements and related data delivered to or to be delivered by Remington to Desa pursuant to this Agreement; and

                  (B) Price Waterhouse & Co., independent accountants for Remington, will prepare and deliver to Remington and Desa on or before August 15, 1969, a report (the "Accountants' Report") which states separately by class or category of assets the gross book value of the Subject Assets as of the close of business on May 31, 1969, less, by each such class or category, any and all allowances for doubtful accounts, inventory reserves, writeoffs and writedowns (if any), reserves for depreciation and amortization, and the amount of any liens, mortgages or other encumbrances (the "Accountants' Agreed Book Value"). The Accountants' Report will be prepared, and all figures therein determined, in accordance with generally accepted accounting principles applied on a consistent basis with those applied and to be applied in the preparation of the audited financial statements and related data to be delivered to Desa pursuant to this Agreement, accompanied by an opinion of Price Waterhouse & Co. to the foregoing effect and additionally to the effect that the Accountants' Report fairly represents the information purported to be shown thereby as of the close of business on May 31, 1969; all determinations of inventories have been based upon the physical inventory taken as of May 31, 1969; and depreciation and amortization have been computed on the same basis and at the same rates as those employed and to be employed in the preparation of the foregoing audited financial statements and related data to be delivered to Desa.

                  (C) It is agreed that the foregoing valuations of the Subject Assets are for the purpose of determining the overall purchase price to be paid for all of the Subject Assets; and such valuations do not necessarily reflect or indicate the price to be paid for each individual Subject Asset. 3. The purchase price to be paid by or on behalf of Desa to Remington for the

Subject Assets shall be $7,144,166.44 unless such amount is more than the Accountants' Agreed Book Value, in which case such purchase price shall be the Accountants' Agreed Book Value. Of such purchase price, $2,150,000 shall be paid on the Closing Date by means of Desa's Subordinated Note due August 31, 1975 in such amount (the "Note"), in the form and with the terms substantially as set forth as Exhibit A to this Agreement, and the balance of the purchase price shall be paid on the Closing Date by certified or official bank check or checks payable to the order of Remington.

         4. The sale, assignment, transfer and delivery and the purchase and acceptance of the Subject Assets (such sale and purchase being herein called the "Closing") shall take place as of the close of business on August 29, 1969, or such other time and date thereafter as shall be mutually agreed upon by the parties hereto (such date and time shall herein be called the "Closing Date"), at the offices of Sullivan & Cromwell, 48 Wall Street, New York, N.Y., or such other place as may be mutually agreed on by the parties hereto. At the Closing Desa will deliver or cause to be delivered to Remington a Note and a check or checks in the respective amounts provided in Section 3 of this Article I, against delivery by Remington to Desa of such deeds, assignments, bills of sale and other instruments and documents of transfer as are required by this Agreement or as may reasonably be requested by Desa in order to deliver or cause to be delivered to Desa on the Closing Date all of the Subject Assets to be sold, transferred and delivered hereunder.

         5. On the Closing Date Desa shall, except to the extent otherwise provided in this Agreement, and except to the extent satisfied between May 31, 1969 and the Closing Date by disbursement of the Department's funds, assume and agree to pay, perform and discharge the following obligations, liabilities and commitments and no others: (A) any and all obligations, liabilities and commitments incurred by or on behalf of Desa or for the account of Desa after May 31, 1969 to and including the Closing Date in connection with the conduct of the business of the Department with respect to the Subject Assets subsequent to May 31, 1969 in the ordinary course of business as heretofore conducted and consistent with prior practice and not inconsistent with this Agreement, (B) all obligations of Remington under the contracts, licenses and agreements described or listed in Schedules B-4, C-4, C-5 and C-6, hereto and assigned by Remington to Desa on the Closing Date, but only to the extent that such contracts, licenses and agreements are assignable to Desa, are valid, subsisting and enforceable in accordance with their terms on the Closing Date, and only insofar as any such obligations arise after May 31, 1969 and are not based on or do not result from or relate to any default under such contracts, licenses and agreements by Remington, (C) all obligations of Remington for merchandise and supplies ordered prior to, but delivered after, May 31, 1969 to the extent ordered in the ordinary course of the Department's business with respect to the Subject Assets as heretofore conducted and consistent with prior practice and permitted and not inconsistent with this Agreement, and (D) any other obligations, liabilities or commitments of any kind, character or description whatsoever, including, without limitation, personal injury or death, or property damage claims of third parties, including employees, which obligations, liabilities or commitments arise out of or result from an incident or occurrence on or after the Closing Date in respect of the business acquired by Desa on the Closing Date pursuant to this Agreement. Desa shall indemnify and hold harmless Remington from any and all damages, claims, losses, liabilities and expenses (including, but without limitation, legal and other expenses) which result from or relate to any act, omission, default or arrearage by Desa with respect to such obligations, liabilities and commitments so assumed by Desa under this Agreement.

         6. Remington hereby agrees to retain any and all obligations, liabilities and commitments, whether known, unknown, contingent or otherwise, not assumed by Desa under this Agreement and Remington hereby further agrees to indemnify and hold harmless Desa against and in respect of all damages, claims, losses, liabilities and expenses (including, but without limitation, legal fees and expenses) which may result from or relate to any act, omission, default or arrearage by Remington with respect to any and all such obligations, liabilities and commitments not assumed by Desa under this Agreement.

         7. On October 31, 1969 (the "Settlement Date") the following expenses and obligations, to the extent not otherwise given effect to in determining the Department's Agreed Book Value or to the extent appropriate in light of the provisions of Sections 5, 8 and 9 of Article I, Section 2 of Article VIII,
Article XII, Section 2 of Article XIV and Exhibit C, shall be adjusted, prorated and assumed as of May 31, 1969, and the net amount thereof (without duplication) paid by or to Desa or Remington, as the case may be, including but not limited to: (A) all charges for rent, utilities and other charges under leases, subleases and licenses assumed by Desa, (B) all real estate and personal property taxes, on the basis of prior years' real estate and personal property taxes, taking into consideration discounts, if any, and (C) all payments under contracts described or listed in Schedules B-4, C-4 and C-5 to this Agreement.


         8. In the event that the Closing shall take place as hereinabove provided, the transactions contemplated by this Agreement, being the sale by Remington and the purchase by Desa of the Subject Assets, shall, to the extent permitted by law, be deemed to have taken place as of the close of business on May 31, 1969; and, to the extent permitted by law, since May 31, 1969 to the date hereof and from and after the date hereof to the Closing Date Remington has conducted and shall conduct the business of the Department, and the operations thereof shall be, for the account of Desa as if Desa were the legal owner thereof.

         9. Any state income taxes, state franchise taxes or Federal income taxes arising out of or in connection with the operation of the Department's business as contemplated by and consistent with this Agreement during the period from and after May 31, 1969 to and including the Closing Date, shall be deducted by Remington from the operative earnings (profits before such taxes) of the business during such period, state income taxes being deducted at an effective rate of 4%, state franchise taxes at their respective effective rates, Federal income taxes at the statutory rate of 52.8% of the earnings after such state taxes. If the operation of the Department's business during such period should be unprofitable, then the amount of the tax benefit to Remington from such unprofitable operations shall be paid by or on behalf of Remington to Desa. In order to determine the payments, if any, due under this Section 9, Remington shall prepare a statement of operations of the Department for the period in question, which statement shall be submitted to Desa for its review not later than 15 days prior to the Settlement Date, together with a statement of the amount payable, if any, under this Section and the party to which any such payment is to be made. Desa shall have the right to review such statement of operations and all data, books and records used by Remington in connection with the preparation thereof, and upon agreement among the parties with respect to the subject matter thereof, the payments, if any, to be made pursuant to such statement (or otherwise as may be determined in a manner binding the parties) shall be made on the Settlement Date.

         10. Since May 31, 1969 to the date hereof and from and after the date hereof to and including the Closing Date Remington has maintained and shall maintain separate books, records and data with respect to the Department, its operations, and the Subject Assets, and Remington personnel (who may be assisted and observed by representatives of Desa) shall record therein any and all transactions in the normal course of business, or otherwise, relating to the operations of the Department after May 31, 1969 to the Closing Date. As provided in Section 15 of Article II of this Agreement, such books, records and data, and all facilities of the Department and the Subject Assets, shall be available for inspection at all times during normal business hours by representatives of Desa.

                         ARTICLE II - REPRESENTATION AND
                             WARRANTIES OF REMINGTON


         Remington represents and warrants to and agrees with Desa as follows:

         1. Remington is now and on the Closing Date will be a corporation duly organized and validly existing under the laws of the State of Delaware, with full power and authority (corporate and other) to own and hold its properties and to carry on its business in the manner in which now conducted, and to enter into, and carry out the transactions contemplated by, this Agreement.

         2. The execution and delivery of this Agreement and the performance of and compliance with the terms and conditions hereof have been duly authorized by the Remington Board of Directors (stockholder approval not being required) and do not and will not violate any provisions of applicable law or the articles of incorporation or the by-laws of Remington, and do not and will not conflict with or result in any breach of any of the terms or conditions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Subject Assets pursuant to any agreement, instrument, order or decree to which Remington is a party, by which it is bound, or of which it or any of the Subject Assets are the subject; and, except as may be set forth in this Agreement or any of the Exhibits or Schedules attached or delivered to Desa pursuant hereto, to the knowledge of Remington, the Department, through Remington, is not now and on the Closing Date will not be a party to, or bound by any agreement, instrument, decree, order or undertaking which materially and adversely affects its business, properties, assets, operations or condition, financial or otherwise.

         3. No subsidiary of Remington owns or is the lessee of any of the Subject Assets which are to be sold and transferred pursuant to the terms of this Agreement.

         4. Remington will cooperate with Desa and exercise Remington's best efforts to obtain the transfer to Desa of licenses, permits, authorizations and approvals from federal, state and local governmental regulatory bodies, as are necessary to carry on the Department's business as now conducted.

         5. There has been delivered to Desa the Department's Report which fairly presents the information contained therein as at May 31, 1969, and has been prepared in accordance with the accounting principles customarily employed by the Department in keeping its books and records and applied on a consistent basis with those principles employed in preparing the unaudited statement of assets as at December 31, 1968, which has been furnished to Desa by Remington.

         6. There have been delivered to Desa copies of the Department's consolidated and unconsolidated unaudited statement of assets as at December 31, 1968, and the related consolidated and unconsolidated statements of operations for the five years ended December 31, 1968, and for the five-month period ended May 31, 1969, including the related notes and schedules thereto. Such financial statements and related notes and schedules have been prepared in accordance with the accounting principles customarily employed by the Department in keeping its books and records and applied on a consistent basis throughout the periods involved. For the purposes of this Section 6 and Section 8 below, unconsolidated financial statements are statements of the Department only; and consolidated statements are the combined statements of the Department and of Remington Arms of Canada, Limited relating to the businesses, Subject Assets and properties and assets to be acquired by Desa and its subsidiaries from the Department and Remington Arms of Canada, Limited (after elimination of inter-company accounts and transactions).

         7. There will be delivered to Desa and Remington the Accountants' Report which will fairly present the information contained therein as at May 31, 1969, and will be prepared in accordance with generally accepted accounting principles applied on a consistent basis with those applied in the preparation of the consolidated balance sheet at December 31, 1968 to be delivered to Desa pursuant to Section 8 below.

         8. (a) There will be delivered to Desa not less than 15 days prior to the Closing Date a consolidated balance sheet of the Department as at December 31, 1968, and related consolidated statements of operations for the five years then ended, including the related notes and schedules thereto, together with the opinions thereon of Price Waterhouse & Co., independent accountants for Remington, as to such balance sheet and as to such statements of operations for at least the three years ended December 31, 1968. Such financial statements and the related notes and schedules, when prepared and delivered, will fairly present the consolidated financial position of the Department as at December 31, 1968, and the consolidated results of its operations for the five years then ended, will have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and on a consistent basis with the Accountants' Report, and will comply as to form in all material respects with the requirements of the Securities Act of

1933 and the rules and regulations of the Securities and Exchange Commission with respect to the preparation and certification of financial statements; and the opinions of Price Waterhouse & Co. with respect to such financial statements examined by them shall be to such effect.

         (b) There will be delivered to Desa prior to the Settlement Date an unaudited consolidated statement of operations for the eight months ended August 31, 1969 and the eight months ended August 31, 1968, including the related notes and schedules thereto. Such financial statements and the related notes and schedules, when prepared and delivered, will fairly present the financial position of the Department as at August 31, 1969 and the results of its operations for the eight months then ended and ended August 31, 1968, and will have been prepared in accordance with the accounting principles customarily employed by the Department in keeping its books and records applied on a consistent basis throughout the periods involved. such financial statements and the related notes and schedules, when prepared and delivered, will comply as to form in all material respects with the requirements of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission with respect to the preparation of financial statements.

         9. Remington has not acquired or disposed of any Real Properties or Buildings relating to the Department since May 31, 1969, nor has it contracted to do so. The Real Properties and Buildings of Remington relating to the Department are insurable as to title by a reputable title insurer at premiums which are reasonable in relation to premiums charged for property of a similar character, size and location.

         10. The Real Properties and Buildings of Remington reflected on Schedules A-1 and A-2 will be duly conveyed, by special warranty deed in the form set forth in Schedule A-1, to Desa on the Closing Date. Remington represents that it has not done or suffered to be done anything whereby the title to the same Real Properties and Buildings has become impaired or encumbered, except as described in Schedules A-1 and A-2 hereto. Each lease of Remington referred to in Schedule B-4 hereto will be duly assigned to Desa on the Closing Date by an assignment, satisfactory in form and substance to Desa and its counsel, and upon such assignment, Desa will acquire all of Remington's right, title and interest in and to each such lease. Each such lease is assignable by Remington to Desa without the consent of any person or, with respect to any such lease which may not be so assigned without any such consent, Remington has duly obtained, or will duly obtain prior to the Closing Date, all such consents to such assignments. Except as set forth on a Schedule to this Agreement, Remington is not in default or in arrears in the performance of any term or condition on its part to be performed under any such lease, and except as may have been disclosed in writing to Desa, Remington has not received notice that the buildings, plants and improvements owned by, or leased to, Remington relating to the Department and the use thereof fail to comply with all zoning laws, ordinances and regulations of governmental authorities having jurisdiction thereof.

         11. Remington has and on the Closing Date will have good and marketable title, free and clear of all mortgages, liens, encumbrances, to all Subject Assets (other than the Real Properties and Buildings referred to above) reflected on the Department's Report and to all such assets acquired after May 31, 1969 to and including the date hereof, except for assets disposed of after May 31, 1969 in the ordinary course of business and as not inconsistent with the terms of this Agreement, or except as otherwise disclosed in Schedules B-1 and B-2; and the properties and assets listed on Schedules B-1 and B-2 are not subject to any conditional sales or title retention agreements.

         12. All furniture, fixtures, vehicles, equipment and other assets reflected on the Department's Report or acquired since the respective dates thereof (to the extent not disposed of as aforesaid), including leasehold improvements, are now and on the Closing Date will be well maintained and in good repair and operating conditions; all items of inventory so reflected or so to be reflected are now and on the Closing Date will be, in the case of raw materials, of a quality conforming to the Department's usual standards and in the case of work-in-process and finished goods, of merchantable quality, workmanship and material. Products considered obsolete and quantities considered excess have been and will be written off and the value thereof has not and will not be reflected in the inventory. The values at which inventories are reflected on the Department's Report are in accordance with Remington's normal inventory valuation method with respect to the Department.

         13. The sale, assignment, transfer and delivery of the personal Properties and the Proprietary Rights (other than leaseholds referred to in Schedule B-4 of this Agreement) owned or held by Remington relating to the Department to Desa shall be by appropriate general warranty bulk bills of sale and assignments, in form and substance satisfactory to Desa and its counsel, together with such other appropriate instruments of transfer of title as may be required by law for the full legal protection of the right, title and interest of Desa or as may be reasonably requested by or on behalf of Desa. Upon the sale, assignment, transfer and delivery of the Personal Properties and the Proprietary Rights owned or held by

Remington relating to the Department to Desa, there will be vested in Desa good and marketable title thereto, free and clear of all mortgages, liens and encumbrances, except as disclosed in Schedules B-1 through B-4 and C-1 through C-11.

         14. Since May 31, 1969 to and including the date hereof and from and after the date of this Agreement to and including the Closing Date, Remington has and will (A) not merge or consolidate with or into any corporation, or sell or otherwise dispose of, or purchase or acquire, any assets inconsistent with the provisions of this Agreement, (B) not make, accrue, or become labile in any way for any bonus, profit-sharing, pension or incentive compensation payments to any employee in the Department other than under presently existing arrangements and in conformity therewith, (C) not make any changes in rates of wages or salaries or in any employment benefits of any of its employees in the Department except under existing and normally scheduled wage and salary progressions, (D) carry on the business of the Department in the same manner as heretofore conducted and will not take any other action other than in conformity with prior practice in the ordinary and regular course of business as heretofore conducted,
(E) not create, assume or guarantee any indebtedness for money borrowed on behalf of the Department, (F) use its best efforts to maintain and preserve the Department's business intact and to maintain its relationships with suppliers and customers and others having business relationships with the Department, and
(G) use its best efforts to persuade the employees of the Department to become employees of Desa to the extent and as provided in Article VIII.

         15. Remington will give to Laird Incorporated, Desa, and their representatives, and their banks and lending institutions, full access to the Subject Assets, books, contracts agreements, purchase and sale orders, invoices, records and all other data (financial or otherwise) relating to the Department and the Subject Assets at all reasonable times. Remington will furnish to such persons copies of all such documents and all such financial and operating data and information with respect to the Department's business, affairs and Subject Assets as any such person all reasonably request from time to time or at any time. Remington acknowledges and agrees that the information referred to in this Section 15 may be disclosed privately or publicly, orally or in writing, by Laird Incorporated, Desa and their representatives to others in connection with the transactions contemplated by this Agreement, including, but without limitation, the financing thereof. To the extent that any such information and access has been granted or permitted prior to the date hereof, the same is hereby ratified and approved.

         16. All negotiations relating to this Agreement and transactions set forth herein or contemplated hereby have been and will be carried on by Remington and the duly authorized representatives of Remington directly with Laird Incorporated, Desa, and their representatives without the intervention of any person as a result of any act or omission of Remington, or any of their representatives, in such a manner as to give rise to any claim against Laird Incorporated or Desa for any brokerage commissions, finders' fees or other like payments, and Remington hereby agrees that it will indemnify and hold harmless Laird Incorporated and Desa against any and all such claims resulting from any acts or omissions of Remington, including but without limitation, legal and other expenses.

         17. Remington agrees to furnish Desa on or before August 1, 1969 a list of the insurance policies concerning the Subject Assets, indicating extent and type of coverage and carrier.

         18. There are no collective bargaining agreements in effect between Remington and the employees at the Department.

         19. Except as otherwise stated in this Agreement, each of the Representations and warranties of Remington contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as if made on and as of such date.

         20. It is agreed that Remington makes no representations or warranties concerning the willingness of any person or organization with which Remington stands in contractual relationship to honor the transfer hereunder of any contract, orders, licenses, patents, trademarks or other commitments; provided, however, that Remington will cooperate with Desa and exercise Remington's best efforts to obtain all necessary consents from such persons and/or organizations.

         21. Remington makes no representations or warranties and assumes no liability to Desa, in connection with the making, using or selling of the Department's products, as to freedom from infringement of the patents, trademarks, trade names or copyrights of third parties, except that, other than as disclosed in writing to Desa, it has not been notified that it is so infringing.

         22. Remington makes no representations or warranties as to the future relations of Desa with third parties or as to the success or profitability of future use or operation of the Subject Assets.

         23. Remington will acquire the Note for its own account for investment without any intent to sell, transfer, or otherwise distribute or dispose of the same and that, upon receipt of the Note, such representation shall be deemed to be reaffirmed as of such date. Remington acknowledges that the Note (including any Notes issued in substitution or exchange therefor) may bear the following legend:

         "This Note is subject to certain restrictions and limitations on the sale, transfer and disposition as contained in a Purchase and Sale Agreement dated as of July 18, 1969 between the Remington Arms Company, Inc., and Desa Industries, Inc., a copy of which Agreement is on file at the principal offices of Desa Industries, Inc., and Remington Arms Company, Inc."
                        ARTICLE III - REPRESENTATIONS AND
                               WARRANTIES OF DESA

         Desa represents and warrants to, and agrees with, Remington as follows:

         1. Desa is now and on the Closing Date will be a corporation duly organized and validly existing in good standing under the laws of the State of Delaware. No provision of the Certificate of Incorporation or By-Laws of Desa has been or will be violated by the execution and delivery of this Agreement, or by the performance or satisfaction of any agreement, covenant or condition herein contained upon Desa's part to be performed or satisfied, and all requisite corporate action and other authorizations, including but without limitation, consents and waivers under any agreement or instrument to which Desa is a party or by which it is or may be bound, have been or will have been duly obtained prior to the Closing.

         2. The Board of Directors of Desa has duly authorized and approved the execution and delivery of this Agreement and the Note and approved the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered and constitutes a legal, valid and binding obligation of Desa in accordance with its terms; and upon the execution and delivery of the Note, such Note will be a legal, valid and binding obligation of Desa in accordance with its terms. No authorization or approval of this Agreement, the Note or the transactions contemplated hereby by the stockholders of Desa is required.

         3. All negotiations relating to this Agreement and the transactions set forth herein or contemplated hereby have been and will be carried on by Laird Incorporated and Desa and their duly authorized representatives with Remington and their representatives without the introduction or intervention of any person not a party to this Agreement as a result of any act or omission of Laird Incorporated or Desa, or any of their representatives, in such a manner as to give rise to any claim by any such person against Remington for any brokerage commissions, finders' fees or other like payments, and Desa hereby agrees that it shall indemnify and hold harmless Remington against any and all such claims by any such person including, but without limitation, legal and other expenses.

         4. Except as otherwise stated in this Agreement, each of the representations, warranties, covenants and agreements of Desa contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as if made on such date.

                          ARTICLE IV - COVENANT NOT TO
                                  MAKE OR SELL

         For a period of at least five years from and after the Closing Date neither Remington nor any of its subsidiaries will manufacture, market or distribute any oft he products shown on Schedule E attached to this Agreement. Other than as ste forth on such Schedule E, there are now, and on the Closing Date there will be, no other products manufactured, marketed or distributed by the Department which are a part of the business and the Subject Assets being purchased and intended to be purchased by Desa hereunder.

                         ARTICLE V - PRODUCT SUPPLY AND
                             EXPORT SALES AGREEMENTS

         1. On or prior to the Closing Date, the parties will execute and deliver the Product Supply Agreement in the form attached hereto as Exhibit B.

         2. On or prior to the Closing Date, Remington and Desa will negotiate, execute and deliver an agreement satisfactory in form and substance to both parties relating to the export sale of 8 gauge industrial kiln guns and shells therefor.

                          ARTICLE VI - HARD COATED SAW
                                CHAIN DEVELOPMENT

         Remington has undertaken limited development effort regarding the application of hard, wear resistant and/or abrasive coatings to saw chain teeth for chain saws. If Remington, either with or without the participation of Desa in a development program, should develop a commercially feasible process for applying the above coatings, Remington agrees not to perform such coating work for third parties or to license third parties to perform such coating work for a period of three years from the date of this Agreement, without the prior written consent of Desa. If Remington should perform such coating work for third parties or should license third parties to perform such coating work at any time, whether with or without the prior consent of Desa, Remington will offer to perform such coating work for Desa, and will offer a license to Desa, on most favored terms as the same shall exist from time to time.

                      ARTICLE VII- USE OF EXISTING SUPPLIES

         Desa, its subsidiaries and affiliates shall have the right from and after the Closing Date to use all existing inventory and all equipment, materials or manufacturing supplies marked with Remington's name and/or trademarks, trade names or otherwise (except that such markings on trucks and other public vehicles shall be changed by Desa as soon as practicable after the Closing Date); and for a period of six months from and after the Closing Date to use all existing advertising, packaging or assets not heretofore covered in this Article marked with Remington's name and/or trademarks, trade names or otherwise (and after such six months period if such items are identified as being associated with Desa), except letterheads, purchase order forms, invoices and other such printed paper supplies which shall not be used by Desa after the Closing Date.

                            ARTICLE VIII - PERSONNEL

         1. Prior to but as of August 31, 1969, the employment of substantially all employees in the Department will be terminated by Remington. Remington agrees to encourage all terminated personnel to accept employment by Desa. Desa agrees to offer employment to all such personnel acceptable to it.

         2. Remington will pay vacation pay of employees in+ the Department in respect to 1969 vacations and carryover from prior years, as follows: (A) To wage roll employees for all vacation taken prior to the Closing Date, and pay in lieu of vacation for all unused vacation to which they were eligible as of the Closing Date and (B) to salary roll employees for all vacation taken prior to June 1, 1969, and pay in lieu of vacation for all unused vacation to which they were eligible as of August 31, 1969.

         3. Prior to the Closing Date, Remington will offer to all employees of the Department to be terminated the options set forth in paragraph 2 of "Personnel Procedures" attached hereto as Exhibit C with respect to termination of their employment with Remington, and any costs and expenses in respect of such employees incurred in connection therewith shall be for the account of and shall be paid by Remington except to the extent expressly assumed by Desa.

         4. Promptly after the Closing Date, Desa will adopt, subject to any required approvals, a pension plan and other employee benefits (with retroactive effect to August 31, 1969 in the case of all employees of the Department becoming employees of Desa) substantially the same as the pension plans and employee benefit plans of Remington as set forth in paragraph 1 of Exhibit C hereto. Copies of the plans listed in paragraph 1 of Exhibit C have been furnished Desa, and Desa acknowledges receipt thereof. As for Remington's other employee benefits existing on the date of this Agreement, Desa will continue such other benefits on and after the closing date with a view to reviewing them and, where deemed appropriate or practicable by Desa, continuing them or establishing comparable or substitute benefits.

         5. Desa agrees to accept responsibility for employing all employees of the Department who are on military leave as of August 31, 1969, to the extent that such employees elect employment with Desa.

                         ARTICLE IX - USE OF TRADEMARKS
                                 AND TRADE NAMES

         1. Without the prior consent of Remington, Desa will not (A) change its corporate name to include the word "Remington"; (B) incorporate a subsidiary under such name; (C) permit any subsidiary to change its name to include the word "Remington"; and (D) will not permit any department, division or other organizational structure to include in its name the word "Remington".

         2. Desa agrees that, except as contemplated by Article IX, it will use the trademark "Remington" only in simple block letter form on the products presently produced by Remington at the Park Forest Plant, certain of said products being set forth in Schedule E. The trademark "Remington" in simple block letter form may, with the consent of Remington, be used by Desa on products previously produced at the Park Forest Plant.

         3. Desa will indemnify and hold harmless Remington against and in respect of any and all damages, claims, losses, liabilities and expenses (including legal and other expenses) which may arise out of or be in respect of the use by Desa, its subsidiaries and affiliates of the trademarks assigned or licensed on Schedules C-6 through C-11.

                        ARTICLE X - RECORDS AND WITNESSES

         For a period of ten years after the Closing Date:

         1. Desa will give to Remington and its duly authorized representatives at all reasonable times during normal business hours to the extent not disruptive of the conduct of Desa's business, access to the Subject Assets, including but not limited to books, contracts, agreements, purchase and sales orders, invoices and financial records for use by Remington in connection with its commitments, obligations and responsibilities under this Agreement or for use by Remington for any lawful and reasonable purposes.

         2. Desa agrees to make available at reasonable times and places personnel which Remington might need as expert witnesses in connection with product liability litigation involving products marketed by the Department. Remington agrees to pay Desa reasonable compensation for the services of such expert witnesses.

                             ARTICLE XI - CONDITIONS
                              PRECEDENT TO CLOSING

         1. The obligation of Desa to purchase and accept delivery of the Subject Assets to be sold, assigned, transferred and delivered at the Closing shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, the compliance with or occurrence of which may be waived in writing by Desa:

                           A. The  representations  and  warranties of Remington
                  contained in this Agreement shall be true and correct on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date; Remington shall have performed, complied with or satisfied all agreements, covenants and conditions required by this Agreement to be performed, complied with or satisfied by it at or prior to the Closing Date; and there shall have been delivered to Desa on the Closing Date such certificates and other documents with respect to the foregoing and in compliance with this Agreement as Desa may reasonably request.

                           B. No  action  or  proceeding  shall  be  pending  or
                  threatened at any time prior to or at the Closing Date before any court or governmental body by any person not a party to this Agreement or any public agency or authority seeking to restrain, enjoin or prohibit, or damages or other relief in connection with the execution and delivery of this Agreement or the sale, assignment, transfer or delivery or the purchase hereunder.

                           C. Remington shall have delivered or caused to be delivered to Desa such deeds, bills of sale, assignments and other documents of transfer as required to transfer all its right, title and interest to all the Subject Assets and the business of the Department to be sold to Desa pursuant to this Agreement, such deeds, bills of sale, assignments and other documents of transfer to be satisfactory in form and substance to Desa and its counsel and to be in compliance with this Agreement.

                           D. There shall have been no material  adverse  change
                  in the Subject Assets taken as a whole, or in the business, general affairs, condition (financial or otherwise), management, financial position or results of operations of the Department from that set forth on the financial statements as at December 31, 1968 and May 31, 1969.

                           E. Remington shall have furnished to Desa an opinion,
                  dated the Closing Date, of Richard H. Rea, General Counsel for Remington, in form and substance satisfactory to Desa and its counsel, to the effect that:

                           (1) Remington is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority to own and hold its properties and conduct its business as presently operated, and to enter into, and carry out the transactions contemplated by, this Agreement, the Product Supply Agreement and the Export Sales Agreement;

                           (2) Remington has taken all action (corporate and other) necessary for the due authorization, execution, delivery and performance of this Agreement, the Product Supply Agreement and the Export Sales Agreement in accordance with their terms, and this Agreement, the Product Supply Agreement, and the Export Sales Agreement have each been duly authorized, executed and delivered by Remington and each constitutes a legal, valid and binding obligation of Remington in accordance with its terms;

                           (3) Each  deed  and  document  of  sale,  assignment,
                  transfer or delivery delivered to Desa pursuant to the Agreement has been duly authorized, executed and delivered by Remington;

                           (4) The execution and delivery of this Agreement, the
                  Product Supply Agreement and the Export Sales  Agreement,  and
                  the  performance  of,  and  compliance  with,  the  terms  and conditions thereof, have not and will not violate any provision of applicable law or the Articles of Incorporation or ByLaws of Remington and have not and will not conflict with or result in any breach of any of the terms or conditions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the Subject Assets pursuant to any agreement, instrument, decision or order known to such counsel to which Remington is a party, by which it is bound, or to which any of the Subject Assets are subject;

                           (5) To the best of counsel's knowledge,  there do not
                  exist any violations of, or defaults under, any agreement, instrument, decision or order to which Remington is a party, by which it is bound, or of which any of the Subject Assets are subject; and

                           (6) Remington  has duly and validly  sold,  assigned,
                  transferred and delivered to Desa (by special warranty deeds in the case of real property and appropriate instruments and documents of transfer in the case of all other Subject Assets, in proper form and duly executed and acknowledged) all its right, title and interest in and to the Subject Assets.

                           F. All required authorizations, consents, and approvals of any authority or person in respect of this Agreement, the Product Supply Agreement and the Export Sales Agreement and of the consummation of the transactions set forth herein and therein and contemplated hereby and thereby shall have been duly obtained.

                           G. The purchase and sale  contemplated  by the Canada
                  Purchase and Sale Agreement, dated as of July 18, 1969, between Desa and Remington Arms of Canada, Limited shall have been consummated.

                           H. Remington shall have delivered to Desa such additional certificates, instruments and documents as Desa or its counsel may reasonably request.

                           I. The validity of all transactions  herein mentioned
                  as well as the form and substance of all opinions, deeds, certificates, instruments and other documents to be delivered by Remington hereunder, shall be satisfactory to Desa's counsel, Messrs. Sullivan & Cromwell.

                           J. A sufficient number of employees in the Department
                  at the Park Forest Plant shall have accepted employment by Desa so that Desa may conduct the business of the Department in substantially the manner and at substantially the levels existing prior to the Closing Date.

                           K. The contract dated May 2, 1969,  between Remington
                  and Montgomery Ward and Company shall have been assigned to Desa and Montgomery Ward shall have consented to the assignment.

                           L. There shall have been delivered to Desa certificates for all of the outstanding capital stock of Mall Tool Company, a Delaware corporation incorporated on November 24, 1958, duly endorsed in blank or with stock powers attached and in negotiable form for transfer and with all transfer tax stamps, if any, July affixed, together with all of the books and records of such corporation; and Desa shall have received a certificate of a Vice President and the Treasurer of Remington to the effect that to the best of their knowledge, as of the Closing Date, Mall Tool Company has no liabilities, obligations or commitments of any kind and only such assets in such amounts as may be set forth in such certificate.

                           M. The  Accountant's  Agreed  Book Value shall not be
                  less  than  the   Department's   Agreed  Book  Value.

         2. The obligations of Remington to sell, assign, transfer and deliver the Subject Assets and the business of the Department at the Closing shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, the compliance with or occurrence of which may be waived in writing by Remington:

                           A. The representations and warranties of Desa contained in this Agreement shall be true and correct on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date; Desa shall have complied with or satisfied all agreements, covenants and conditions required by this Agreement to be performed, complied with or satisfied by them at or prior to the Closing Date; and there shall have been delivered to Remington on the Closing Date such certificates and other documents with respect to the foregoing and in compliance with this Agreement as Remington may reasonably request.

                           B. Remington shall have received the Note and a check
                  or  checks  payable  to its  order  pursuant  to  Section 3 of
                  Article I of this Agreement.

                           C. Desa shall have assumed by appropriate instruments
                  all obligations and liabilities to be assumed by it under this Agreement (other than as provided in Section 2 of Article
                  XIV), which instruments shall provide that Desa will indemnify and hold harmless Remington from any and all damages, claims, losses, liabilities and expenses (including but without limitation, legal and other expenses) which result from or relate to any act, omission, default or arrearage by Desa from and after May 31, 1969 with respect to such obligations and liabilities so assumed as of such date, except that Desa shall not assume any obligations or liabilities with respect to product liability claims or litigation involving personal injury or death arising prior to the Closing Date.

                           D. Desa shall have furnished to Remington an opinion,
                  dated the Closing Date, of Sullivan & Cromwell, New York, New York, in form and substance satisfactory to Remington and its counsel to the effect that:

                           (1) Desa is a corporation  duly organized and validly
                  existing and in good standing under the laws of the State of Delaware with full corporate power and authority to enter into, and carry out the transactions contemplated by, this Agreement, the Product Supply Agreement and the Export Sales Agreement;

                           (2) This Agreement,  the Product Supply Agreement and
                  the Export Sales Agreement have each been duly authorized, executed and delivered by Desa and each constitutes a legal, valid and binding obligation of Desa in accordance with its terms;

                           (3) The Note has been duly and validly authorized and
                  issued and is a legal, valid and binding obligation of Desa in accordance with its terms; and

                           (4) The  instruments  of assumption  whereby Desa has
                  assumed certain obligations and liabilities of Remington to be assumed by it under this Agreement have been duly authorized, executed and delivered.

                           E.  Desa  shall  have  delivered  to  Remington  such
                  additional   certificates,   instruments   and   documents  as
                  Remington or its counsel may reasonably request.

                           F. The conditions set forth in Sections 1(B) and 1(G)
                  of this Article XI shall have been satisfied.

                         ARTICLE XII - PAYMENT OF COSTS

                  Regardless of whether the transactions provided for herein are consummated, Remington shall pay all costs and expenses (including, without limitation, the payment of all fees and expenses of counsel and of Price Waterhouse & Co. (except the Price Waterhouse & Co. fees and expenses referred to below), and all obligations, liabilities and commitments not assumed by Desa under this Agreement) incurred by it in carrying out this Agreement and the transactions set forth herein and contemplated hereby, and any sales and other transfer taxes (other than recording fees) and expenses with respect thereto. Regardless of whether the transactions provided for herein are consummated, Desa shall pay all costs and expenses (including, without limitation, all fees and expenses of counsel and Arthur Young & Company, the fees and expenses of Price Waterhouse & Co. incurred in the preparation of the audited financial statements and data referred to in Article II of this Agreement (other than the Accountants' Report), title insurance premiums, if any, and all obligations, liabilities and commitments expressly assumed by it under this Agreement) incurred by it in carrying out this Agreement and the transactions set forth herein and contemplated hereby, including recording fees and expenses.

                       ARTICLE XIII - WAIVER OF CONDITIONS

                  In the event that either Desa or Remington expressly waives any unsatisfied condition, representation, warranty, covenant or agreement (or portion thereof) to its respective obligations to consummate the Closing on the Closing Date, the waiving party shall thereafter be barred from recovering, and thereafter shall not seek to recover, any damages, claims, losses, liabilities or expenses (including, but without limitation, legal and other expenses) from the other party to this Agreement in respect of the matter or matters so waived.

                       ARTICLE XIV - CONFIRMING DOCUMENTS

                  1. At any time and from time to time after the Closing Date Remington will execute and deliver or cause to be executed and delivered to Desa such further instruments of title and other written assurances as Desa shall reasonably request in order to vest, confirm and perfect in Desa title to the Subject Assets and business of the Department to be and intended to be acquired by Desa under this Agreement. The execution and delivery of this Agreement shall not constitute an assignment of any claim, contract, interest, license, lease, sublease, commitment or other document if an attempted assignment of any such item without the consent of the other party thereto, or otherwise, would constitute a breach thereof.

         2. At any time and from time to time after the Closing Date Remington and Desa will cooperate and use their best efforts to cause the transfer and the assignment to Desa of all Remington's right, title and interest in and to Government contracts involving products of the Department in the manner and as provided by law, including, but without imitation, ASPR Part 16 (Novation Agreements and Change of Name Agreements). A list of outstanding Government contracts involving products of the Department has been furnished Desa. Subject to and in connection with the foregoing, Remington agrees to execute and deliver any and all instruments, documents, assignments, novations, agreements and other instruments as may be required in order to vest, confirm and perfect in Desa all Remington's right, title and interest in and to the foregoing Government contracts to be and intended to be transferred or assigned, subject to the requirements of applicable law, to Desa under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall not constitute an assignment or transfer by Remington of any claim, contract, interest, or other right with respect to any such Government contracts if any such attempted assignment or transfer, or the consummation of the transactions contemplated hereby, without the consent or the approval of the appropriate Government office or body, would constitute a breach thereof or be otherwise prohibited by law.

                  Prior to the Closing Date Remington shall continue to perform its obligations under such contracts in accordance with their terms, and, if the Closing under this Agreement shall take place, for the account and at the risk of Desa (as if it were an original contracting party) from and after May 31, 1969 to and including the Closing Date. From and after the Closing Date, Desa agrees to perform all obligations of Remington under such contracts in accordance with their terms. Payments made to Remington on account of such Government contracts on or after the Closing Date shall be paid over to Desa by Remington. In the event any such Government contracts are transferred and assigned, Desa will pay for any performance bonds required.

                          ARTICLE XV - DAMAGE, DELAY OR
                           DESTRUCTION BEFORE CLOSING

         1. If prior to the  Closing  Date,  any  material  part of the  Subject
Assets is destroyed or damaged by fire or other casualty (whether or not such destruction or damage is covered by insurance), then either party may terminate this Agreement and all the obligations of the parties hereunder upon written notice of such termination to the other, without any liability of either party to the other.

         2. Except as otherwise provided in this Article, any delays or failures by either party hereto in performance hereunder shall be excused if and to the extent that such delays or failure are caused by occurrences beyond such party's control, including but not limited to, acts of God, decrees or restraints of Government, strikes or other labor disturbance, war, sabotage and any other cause or causes, whether similar or dissimilar to those already specified, which cannot be controlled by such party. Such performance shall be so excused during the continuance of the inability of the party affected to perform but for no longer period, and the cause thereof shall be remedied as far as possible with all reasonable dispatch. In the event of any delay or failure excused under this
Section 2 which continues beyond October 31, 1969, then either party may terminate this Agreement.

                        ARTICLE XVI - ASSIGNMENT BY DESA

                  Desa may assign its rights under this Agreement to a subsidiary (whether now or hereafter existing), without the prior written consent of Remington. Any other assignment by Desa prior to Closing requires the prior written consent of Remington. Any such assignment to a subsidiary shall not relieve Desa of its obligations under this Agreement and Desa shall retain a primary obligation to Remington under this Agreement; in addition, any assignee of Desa shall execute and deliver to Remington at the Closing an appropriate document of assumption of all obligations, liabilities and indemnification agreements assumed by Desa under this Agreement. Upon any such assignment by Desa, there shall inure automatically to the benefit of Desa and its assignee all representations, warranties, covenants and agreements of Remington made herein, and all instruments and documents of transfer and all certificates, opinions and other instruments provided for in this Agreement shall be in the name of Desa or assignee, or both, as Desa shall designate to Remington on not less than five days' notice prior to the Closing Date.

                            ARTICLE XVII - SURVIVAL,
                            MODIFICATION AND ENTIRETY

         All representations, warranties, covenants and agreements contained of all parties shall survive the Closing Date and delivery against payment hereunder regardless of any investigation made by or on behalf of any such party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, supersedes all prior negotiations and writing between the parties; cannot be amended, supplemented or modified orally, but only by an agreement in writing signed by the party against whom enforcement of any such amendment, supplement or modification is sought; can be assigned by Desa prior to Closing only in accordance with Article XVI; and can be assigned by Remington only with the prior consent of Desa.

                             ARTICLE XVIII - NOTICE

         Any notices or other communications permitted or required hereunder shall be sufficiently given if sent by registered or certified mail, postage prepaid, or by telegram, addressed as follows:

         To Remington:     Remington Arms Company, Inc.
                           939 Barnum Avenue
                           Bridgeport, Connecticut 06602
                           Attention: R. H. Coleman
                           President and General Manager

         To Desa:          c/o The President
                           Desa Industries, Inc.
                           c/o Laird Incorporated
                           280 Park Avenue
                           New York, New York 10017

         (with a copy in each case to Sullivan & Cromwell, 48 Wall Street, New York, New York 10005, and Laird Incorporated, 280 Park Avenue, New York, New York 10017).

or to such other person or persons and/or at such other address or addresses as shall be furnished in writing by any party hereto to the other parties. Any such notice or communication required or permitted herein shall be deemed to have been given as of the date so mailed or telegraphed, as evidenced by the postmark on the envelope or the official notation of time and date on a telegram.

                        ARTICLE XIX - MULTIPLE ORIGINALS

         This Agreement may be executed in any number of multiple originals, each of which shall have the same form and effect as an original instrument, and all of which taken together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                            REMINGTON ARMS COMPANY, INC.

Attest:                                     By:______________________________
-----------------------------
                                            DESA INDUSTRIES, INC.

Attest:                                     By:_____________________________
-----------------------------